UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2026

DOUGLAS ELLIMAN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41054			87-2176850
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2026, the Board of Directors (the “Board”) of Douglas Elliman Inc., a Delaware corporation (the “Company”), appointed Justyn Feldman and Sanghyun Lee as Class III directors of the Board effective as of the same date. Messrs. Feldman and Lee were appointed to the Board following the recommendation of its Corporate Responsibility and Nominating Committee and will serve as directors until the Company’s 2027 annual meeting of stockholders, and until their successors shall have been duly elected and qualified or until their earlier death, resignation, removal, retirement or disqualification.

Mr. Feldman joined The GMS Group, LLC, a premier full-service brokerage firm specializing in tax-free municipal bonds, in June 2002 and currently serves as Senior Vice President. A highly credentialed financial strategist, Mr. Feldman holds Series 7, 9, 10, 24, 55, 63, and 65 professional licenses. He earned a Bachelor of Science degree from the University of Arizona. His commitment to community and heritage is reflected in his active philanthropic support of his local temple.

Mr. Lee is a global technology and public policy executive with more than two decades of experience. He has served as Head of Asia Pacific, Global Affairs at OpenAI since March 2026. Prior to OpenAI, Mr. Lee served in senior government affairs and public policy roles at Google from June 2019 to March 2026, most recently as Global Head of Key Markets, Government Affairs and Public Policy. From June 2015 to June 2019, he served in senior public policy roles at Airbnb. Mr. Lee currently serves on the Board of Trustees of St. Johnsbury Academy. He received a B.A. in Economics from Emory University, an MPA from Harvard Kennedy School, an MBA from the MIT Sloan School of Management and a Ph.D. from Yonsei University.

The Board determined that Messrs. Feldman and Lee each meet the independence requirements of the New York Stock Exchange and United States Securities and Exchange Commission (“SEC”) rules and regulations.

Messrs. Feldman and Lee were not appointed pursuant to any arrangement or understanding between them and any other person. There are no transactions in which Messrs. Feldman or Lee have a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Messrs. Feldman and Lee will participate in the Company’s standard non-employee director compensation arrangements, which is described on Pages 19 and 20 of the Company’s Definitive Proxy Statement for its 2026 Annual Meeting of Stockholders, filed with the SEC on April 30, 2026.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS ELLIMAN INC.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Executive Vice President, Treasurer and Chief Financial Officer
Date: July 16, 2026